UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2016

Donnelley Financial Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37728	36-4829638
(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive,
Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(844) 866-4337

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 1, 2016, Donnelley Financial Solutions, Inc. (“Donnelley Financial”) became an independent publicly-traded company through the distribution by R. R. Donnelley & Sons Company (“RRD”) of approximately 26.2 million shares, or 80.75%, of Donnelley Financial common stock to RRD shareholders (the “Separation”). RRD’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 (“RRD Form 10-Q”) includes the historical results of Donnelley Financial, as the Separation did not take place until October 1, 2016. Other than certain revenues which are recognized as intercompany revenue within RRD and are reported as external revenue by Donnelley Financial, Donnelley Financial consists of the financial reporting unit in RRD’s Strategic Services segment.

The RRD Form 10-Q reported net sales for the financial reporting unit in its Strategic Services segment of $214.0 million for the three months ended September 30, 2016 as compared to net sales of $219.7 million for the three months ended September 30, 2015. The RRD Form 10-Q reported net sales for the financial reporting unit in its Strategic Services segment of $722.9 million for the nine months ended September 30, 2016 as compared to net sales of $761.2 million for the nine months ended September 30, 2015.

Donnelley Financial plans to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 on November 9, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONNELLEY FINANCIAL SOLUTIONS, INC.

Date: November 2, 2016	By:	/s/ David A. Gardella
	Name:	David A. Gardella
	Title:	Chief Financial Officer